UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11 © or 14a-12

EntreMed, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENTREMED, INC.
Notice of Annual Meeting of Stockholders
of EntreMed, Inc.

Date:	Thursday, June 14, 2007

Time:	10:00 a.m., local time

Place:	University System of Maryland
The Universities at Shady Grove
9630 Gudelsky Drive
Building II – Bethesda/Gaithersburg Room
Rockville, Maryland 20850-3481

Purposes:
1.    To elect three directors to the Board of Directors of EntreMed, Inc. to a term of three years expiring at the later of the annual meeting of shareholders in 2010, or upon a successor being elected and qualified;

2. To approve an amendment to the Company’s 2001 Long-Term Incentive Plan increasing the number of shares of Common Stock reserved for issuance from 7,250,000 to 8,250,000;

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2007; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who Can Vote:	Stockholders at the close of business on April 23, 2007.
     The Board of Directors has fixed April 23, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
By Order of the Board of Directors,

Michael M. Tarnow
Chairman of the Board
April 30, 2007

ENTREMED, INC.
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 14, 2007
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the University System of Maryland, The Universities at Shady Grove, 9630 Gudelsky Drive, Building II-Bethesda/Gaithersburg Room, Rockville, Maryland 20850-3481 on Thursday, June 14, 2007, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.
     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors,” the approval of the amendment to the 2001 Long-Term Incentive Plan, and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.
     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 2, 2007.
Your vote is important.
     Whether or not you plan to attend the Annual Meeting, please sign and return the accompanying proxy card so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Common Questions Regarding Proxies
Q: Why am I receiving this Proxy Statement and proxy card?
A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
     Michael M. Tarnow, Chairman of the Company, and Cynthia Wong Hu, the Company’s General Counsel and Corporate Secretary, were named by the Board of Directors as proxy holders. Mr. Tarnow and Ms. Hu will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting just in case you are unable to attend. You can always decide to vote in person. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.
Q: What is the record date?
A: The record date is April 23, 2007. Only holders of record of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) as of the close of business on this date will be entitled to vote at the Annual Meeting.
Q: How many shares are outstanding?
A: As of the record date, the Company had 84,890,998 shares of Common Stock outstanding.
     In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to vote its Convertible Preferred Stock with the Common Stock on an “as converted” basis, currently equal to 16,750,000 shares of Common Stock. Celgene Corporation also holds 7,000,000 shares of Common Stock acquired through the exercise of warrants and acquired 864,864 shares in February 2006 and 2,500,000 shares in December 2006 pursuant to financing transactions. This means that at the Annual Meeting, Celgene will be allowed to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 27% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome of the vote on each proposal.
Q: What am I voting on?
A: You are being asked to vote on the election of three directors to the terms described in the Proxy Statement, the approval of the amendment to the Company’s 2001 Long-Term Incentive Plan, and the ratification of Ernst & Young LLP as the independent auditors of the Company.

Q: How does the Board of Directors recommend I vote?
A: Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:
     1. “FOR” each of the nominees to the Board of Directors
     2. “FOR” the amendment to the Company’s 2001 Long-Term Incentive Plan
     3. “FOR” ratification of Ernst & Young LLP as our independent auditor
Q: What happens if additional matters are presented at the Annual Meeting?
A: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.
Q: How do I vote?
A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.
Q: What does it mean if I receive more than one proxy card?
A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.
Q: How many votes do you need to hold the meeting?
A: A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting, in person or in proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Q: What if I abstain from voting?
A: Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors. Accordingly, if a quorum is present, abstentions have no effect on the outcome of the vote for directors of the Company, but will count as a vote against the ratification of the Company’s independent auditors.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?
A: Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.
Q: What if I don’t provide voting instructions to my broker?
A: If your shares are held in street name and you do not provide voting instructions to your broker, then your shares will not be voted on matters which your broker does not have voting discretion and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.
Q: How many votes must the nominees have to be elected?
A: In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the three nominees to receive the greatest number of votes cast will be elected.
Q: Can I change my vote after I have delivered my proxy?
A: Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.
Q: How are votes counted?
A: Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2007. We will file that report with the Securities and Exchange Commission (SEC), and you can obtain a copy:
•	by contacting EntreMed corporate offices via phone at (240) 864-2600; or by email at ginnyd@entremed.com;

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at (202) 551-8090.

VOTING SECURITIES
     Holders of record of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”) as of the close of business on April 23, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 84,890,998 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock into which the Convertible Preferred Stock is convertible, currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock, entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.
     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.
     The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the Company’s 2001 Long-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. Thus, an abstention from voting on either of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.
     Celgene Corporation owns all of the 3,350,000 outstanding shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted. Celgene Corporation also acquired 7,000,000 shares of Common Stock through the exercise of warrants, and acquired 864,864 shares in February 2006 and 2,500,000 shares in December 2006 in connection with the Company’s financing transactions. This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 27% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome on each proposal.
     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL HOLDERS
     The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2007, for each Director (including nominees), each executive officer named in the Summary Compensation Table, by all Directors (including nominees) and executive officers of the Company as a group, and each person or group known by us to beneficially own more than 5% of our outstanding stock.

			Percentage Of
	Amount and Nature of Beneficial		Common Stock
Name of Beneficial Owner	Ownership(1)		Outstanding
Directors:

Michael M. Tarnow	395,216	(2)	*
Donald S. Brooks	236,216	(2)	*
Dwight L. Bush	142,716	(2)	*
Ronald Cape	135,216	(2)	*
Jennie C. Hunter-Cevera, Ph.D.	190,216	(2)	*
Peter S. Knight	237,716	(2)	*
Mark C.M. Randall	245,716	(2)	*

Named Executive Officers:

James S. Burns,	625,000	(2)	*
President and Chief Executive Officer
Dane R. Saglio,	239,250	(2)	*
Chief Financial Officer
Carolyn F. Sidor, M.D.,	243,483	(2)	*
Vice President and Chief Medical Officer
Marc G. Corrado,	102,500	(2)	*
Vice President, Corporate Development
Cynthia Wong Hu,	32,500	(2)	*
Vice President, General Counsel & Secretary
All executive officers and directors as a group	2,825,745	(2)	3.27%
(12 persons)

More than 5% Beneficial Owner:
Celgene Corporation	27,547,296	(3)	27.22%
86 Morris Avenue Summit, NJ 07901

(1)	Beneficial ownership is defined in accordance with the rules of the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 31, 2007 through the exercise of any stock option or other right. For purpose of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after March 31, 2007 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares shown in the table above.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days in the following amounts: Michael M. Tarnow, 355,000; Donald S. Brooks, 196,000; Dwight L. Bush, 102,500; Ronald Cape, 95,000; Jennie Hunter-Cevera, 150,000; Peter S. Knight, 197,500; Mark C.M. Randall, 205,500; James S. Burns, 550,000; Dane R. Saglio, 236,950; Carolyn F. Sidor, 243,483; Marc G. Corrado, 102,500; Cynthia Wong Hu, 32,500; and all officers and directors as a group, 2,466,933.

(3)	Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock, and 432,432 shares exercisable under a warrant which the reporting person has a right to acquire within 60 days.

*	Less than 1%

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Board of Directors currently consists of eight members and is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the Annual Meeting of stockholders to be held in 2008 and the Annual Meeting of stockholders to be held in 2009. At the Annual Meeting, three directors will be elected by the stockholders to serve a three-year term. The Board recommends that Peter S. Knight, Dwight L. Bush and Donald S. Brooks be elected as directors of the Company, and it is intended that the accompanying proxy will be voted FOR the election as directors of the three persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.
     Each of the three nominees currently serves as a director of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
     The information provided below is biographical information and business experience for the past five years of the three board nominees, as well as the directors whose terms will continue after the Annual Meeting. Age and other information are as of March 31, 2007. Information about the number of shares of common stock beneficially owned by each director as of March 31, 2007 appears on page 7 under the heading “Security Ownership of Management and Certain Beneficial Holders.”
Board of Directors Recommendation
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

Vote Required
     Election of each director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting. This means each nominee will be elected if he receives more affirmative votes than votes withheld for such director.
Current Nominees

Donald S. Brooks	71

		Mr. Brooks has been a Director of the Company since April 1996 and was Vice President, Legal Affairs of the Company from 1998 until August 2001. Between 2001 and 2004, Mr. Brooks served as a consultant to the Company. Prior to that, Mr. Brooks was a practicing attorney and was previously employed by Merck and Co. for 27 years in various business and legal capacities. He currently serves as a member of the Board of Directors of BioDiem, Ltd., an Australian biotechnology company. In addition, he recently served as a director of Xenon Pharmaceuticals, Inc., a Canadian biotechnology firm, and currently acts as a consultant to that company.

Dwight L. Bush	50

		Mr. Bush has been a Director of the Company since June 2004. Mr. Bush has been President & CEO of Urban Trust Bank and Urban Trust Holdings since March 2006 and President of UTB Education Finance, LLC since June 2006. From 2002-2006, Mr. Bush was a principal in an Arlington-based investment firm and prior to that served in various financial and management roles in financial institutions. Mr. Bush currently serves on the Board of Trustees of Cornell University, the GAVI Fund, and The National Symphony Orchestra.

Peter S. Knight	56

		Mr. Knight has been a Director of the Company since June 2000. Mr. Knight has been President of Generation Investment Management US, a London-based asset management company, since August 2004. From 2001-2003, he was a Managing Director of MetWest Financial. Prior to that, Mr. Knight’s business experience included serving as general counsel of Medicis Pharmaceutical and a practicing attorney. Mr. Knight’s experience also includes serving as chief of staff to Al Gore when Mr. Gore was a member of the U.S. House of Representatives and later the U.S. Senate and holding senior positions with four presidential campaigns, including serving as campaign manager for the successful 1996 re-election of President Clinton. Mr.
		Knight currently serves as a director of Medicis Pharmaceutical Corp. and Par Pharmaceuticals. He is also a director of Schroders’ mutual fund and hedge fund family, a member of the Cornell University College of Arts and Sciences Advisory Council, and the Johnson Schools Center for Sustainable Global Enterprise.

Continuing Directors for Terms Expiring in 2008

Mark C. M. Randall	44
		Mr. Randall has been a Director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd. since May 2002. Prior to this appointment, he was associated with Sarasin International Securities Limited, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a director and later a managing director.

Jennie C. Hunter-Cevera	59
		Dr. Hunter-Cevera has been a Director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and October 1999, Director of Fermentation, Research and Development at Cetus Corporation and a scientist at E.R. Squibb and Company. She was co-founder of The Biotic Network and Blue Sky Laboratories in Sonora, CA. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is the 2004 recipient of the ASM Porter Award for achievement in biodiversity research.

James S. Burns	60

		Mr. Burns has been President and Chief Executive Officer of the Company since June 2004 and a Director since September 2004. From 2001-2003, Mr. Burns was a co-founder and served as President and as Executive Vice President of MedPointe, Inc. From 2000-2001, he served as a founder and Managing Director of MedPointe Capital Partners, a private equity firm that led a leveraged buyout to form MedPointe Pharmaceuticals. Mr. Burns’ experience includes serving as chairman, president and CEO of Osiris Therapeutics, Inc., vice chairman of HealthCare Investment Corporation, founding general partner of Healthcare Ventures L.P., group president at Becton Dickinson, and vice president and partner at Booz Allen & Hamilton, Inc. Mr. Burns currently is chairman of the executive committee of the American Type Culture Collection (ATCC), a director of Symmetry Medical, Inc., and a director of Ciphergen Biosystems, Inc.

Continuing Directors for Terms Expiring in 2009

Michael M. Tarnow	62
		Mr. Tarnow was appointed Chairman of our Board in February 2003. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe, including publicly traded companies Axcan Pharma, Inc., Thallion Pharmaceuticals Inc. and Xenon Pharmaceuticals, Inc. He also serves on the Boards of the University of Illinois College of Law, Massachusetts College of Art Foundation and the Food Drug Law Institute. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc. Prior to that, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco.

Ronald Cape, Ph.D.	75
		Dr. Cape has been a Director of the Company since 2003. Since 199l, he has been an investor in the field of biotechnology and a board member of various companies. Dr. Cape is the founder of Ronald Cape Investment Management, LLC, a consulting firm, and was the co-founder and former Chairman of Cetus Corporation. He is currently a Director of Neurobiological Technologies, Inc., Caprion, Inc., Neugenesis Corp. and PureTech Ventures LLC. He was also a founding member of the Biotechnology Industry Organization and served as its President for three years.

CORPORATE GOVERNANCE
Director Independence
     Our Board of Directors currently consists of eight members and is divided into three classes, as nearly equal in number as reasonably possible. At its meeting held on March 8, 2007, the Board has affirmatively determined that each of the directors, with the exception of Messrs. Burns and Brooks, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining the independent status of Mr. Tarnow, the Board considered his initial grant of 250,000 stock options in 2003 and his relationship with Ferghana Partners, Inc. and has determined that none of the foregoing would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. Mr. Tarnow does not serve on any independent committees.
Board Meetings
     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 2006 (“fiscal 2006”), and took action by unanimous written consent three times. Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members. The Company encourages but does not require Board members to attend the Company’s annual meeting of shareholders. Six of the Company’s current directors attended the annual meeting of shareholders in 2006.
Board Committees
     The Board of Directors has three standing committees. These are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of these committees is independent as defined under applicable NASDAQ and SEC rules. Each of the committees has a written charter approved by the Board. The current members of the committees are identified below:

Nominating &
Corporate
Director	Audit	Compensation	Governance
Peter S. Knight	X	X	X
(chair)
Dwight L. Bush	X
(chair & financial
expert)
Ronald Cape		X	X
Mark C. M. Randall	X	X
(chair)

     Audit Committee
     The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee held five meetings during fiscal 2006.
     The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent auditors. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent auditors.
     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2006, the Audit Committee consisted of Dwight L. Bush, Mark C.M. Randall and Peter S. Knight. All members of the Audit Committee meet the independence and financial literacy requirements as defined by applicable NASDAQ and SEC rules. The Board of Directors has determined that Dwight L. Bush, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the SEC.
     Compensation Committee
     The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of the Chief Executive Officer and all officers (Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. Additional information regarding the Compensation Committee’s policies, processes and procedures for the consideration of executive compensation is addressed in the Compensation Discussion and Analysis section below. The Compensation Committee held three meetings during fiscal 2006 and took action by unanimous written consent two times.
     The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2006, the Compensation Committee consisted Mark C.M. Randall, Peter S. Knight and Ronald Cape. All members of the Compensation Committee are “independent” as defined by applicable NASDAQ rules.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of director nominees to be elected at the Company’s annual meetings of stockholders, recommending to the Board persons to fill vacancies on the Board and the members of all standing Board committees, and making other determinations relating to the Board and appropriate standards for its members. The Nominating and Corporate Governance Committee held one meeting during fiscal 2006.
     The Board has adopted a Charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.entremed.com. From January 1, 2006 to June 15, 2006, the Nominating and Corporate Governance Committee consisted of Dwight L. Bush and Ronald Cape. From June 16, 2006 to the remainder of the fiscal year, the Nominating and Corporate Governance Committee consisted of Peter S. Knight and Ronald Cape. All members of the Nominating and Corporate Governance Committee are “independent” as defined by applicable NASDAQ rules.

Director Candidates
     The Nominating and Corporate Governance Committee identifies potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Nominating and Corporate Governance Committee may do so in the future.
     The Nominating and Corporate Governance Committee will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the Nominating and Corporate Governance Committee should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws, if any, or other procedures adopted by the Nominating and Corporate Governance Committee. Currently, the Committee’s procedures require stockholders to provide written notice of a proposed nominee to the Secretary of the Company not later than 90 days before the date on which the previous year’s proxy was mailed. Such notice must include all information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors, including such proposed nominee’s: (i) name, age and business or home address; (ii) business experience, including principal occupation or employment; and (iii) beneficial ownership of Company securities, including class and the number of shares. The nomination should also include the name and home or business address of the stockholder making such recommendation, the number of shares beneficially owned by such person and the manner in which such shares are held (i.e. directly or in street name). Additionally, if applicable, the notice must include a description of all arrangements or understands between or among the stockholder giving the notice, the beneficial owner on whose behalf the notice is given, each nominee and any other person pursuant to which the nominations are being made by the stockholder, as well as any other information required to be included in the proxy statement with respect to the nominee if such nominee had been nominated by the Board of Directors. Any such recommendation must also be accompanied by a written consent of the proposed nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
     The Nominating and Corporate Governance Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the Committee may take into account all factors and criteria it considers appropriate, which shall include, among others:
•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;

•	The director/potential director’s educational, business or scientific experience and other directorship experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;

•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

•	Whether the director/potential director meets the independence requirements of Nasdaq listing standards; and

•	Whether the director/potential director is free from conflicts of interest with the Company.

There are no differences in the manner in which the Committee evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.
Compensation Committee Interlocks and Insider Participation
     During 2006, Messrs. Cape, Knight and Randall served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.
     During 2006, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
Code of Ethics
     The Company has adopted a Code of Ethics, as defined in applicable SEC and NASD rules, which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Company intends to disclose any amendment to or waiver of a provision of the Code Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.entremed.com. The Code of Ethics is available on the Company’s website at www.entremed.com.
Director Compensation
     See Director Summary Compensation Table on page 48 for information on director compensation.
Communications with the Board
     Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9640 Medical Center Drive, Rockville, MD 20850, ATTN: Associate Director, Corporate Communications & Investor Relations (Ginny Dunn – ginnyd@entremed.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. The Associate Director, Corporate Communications & Investor Relations will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Celgene’s Rights with Respect to the Board of Directors
     Pursuant to the Securities Purchase Agreement whereby Celgene Corporation purchased its shares of our Convertible Preferred Stock, Celgene has the right to appoint up to two directors to our Board of Directors. If no Celgene designee is sitting on the Board, however, Celgene may appoint an observer to participate in Board meetings, although the observer does not vote. Celgene has not designated any directors to sit on our Board, but it has designated an observer who receives notices and attends Board of Directors’ meetings.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE COMPANY’S 2001 LONG-TERM INCENTIVE
PLAN, AS AMENDED
General
     The Board has approved an amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the 2001 Plan from 7,250,000 shares to 8,250,000 shares.
     The Board adopted the amendment to increase the number of shares authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.
Description of the 2001 Plan
     The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is available by writing the Company, Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.
Eligibility
     The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31 2007, 56 employees and officers and 7 directors of the Company are eligible to receive grants under the 2001 Plan. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.
Administration
     The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

Shares Available For The Plan
     If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 8,250,000 Shares will be available for grants and Awards, an increase of 1,000,000 shares.
     At March 31, 2007, approximately 590,454 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grants under the 2001 Plan.
     If an Award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an Award, the Shares subject to such Award and the surrendered Shares will become available for further Awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any Award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.
     A maximum of 250,000 such Shares may be granted to an individual during any calendar year period.
Stock Options
     The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”). Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.
     Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.
Other Awards
     In addition to stock options, the 2001 Plan authorizes the grant of restricted stock, stock appreciation rights, stock awards, phantom stock and performance awards. To date, the Company has issued only options and restricted stock awards under the 2001 Plan. The Company does not currently expect to issue any other type of Awards under the 2001 Plan.

     Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.
     In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.
     Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.
Performance Goals
     In its discretion, the Administrator may condition the grant, vesting or payment of Awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.
Transferability
     Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.
Amendment and Termination
     The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Consequences
     General
     The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.
     Incentive Stock Options
     In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.
     Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards
     A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.
     Restricted Stock
     Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     Unrestricted Stock
     In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.
     Gain or Loss On Sale or Exchange of 2001 Plan Shares
     In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.
     Deductibility By Company
     The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.
     Parachute Payments
     Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
     Performance-Based Compensation
     Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”
     Tax Rules Affecting Nonqualified Deferred Compensation Plans
     Awards under the 2001 Plan may be subject to federal income tax rules under Section 409A of the Code that apply to “nonqualified deferred compensation plans.” Failure to comply with the new rules or qualify for an exemption in respect of an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation of the Award upon vesting (and possible immediate taxation upon vesting of the grantee’s other Awards under the 2001 Plan and awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2001 Plan is designed to allow the grant of Awards which are intended to comply with the Section 409A rules or qualify for an exemption therefrom.

     Options under Employee Benefit Plans
     The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2006.

	(a)	(b)	(c)
			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans [excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a)]
Equity compensation	8,111,086	$7.87	788,097
plans approved by security holders
Equity compensation	142,370	$4.00	0
plans not approved by security holders
Total	8,253,456	$7.80	788,097
     Warrants issued under the unauthorized plans represent compensation for consulting services rendered by the holders.
Vote Required For Approval
     A quorum being present, an affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the amendment to the Company’s 2001 Plan.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION
OF INDEPENDENT AUDITORS
     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2007 (“fiscal 2007”). Ernst & Young LLP have been the Company’s auditors for the past fiscal year and have been engaged for fiscal 2007. Ernst & Young LLP has been engaged as the Company’s independent auditor since their initial offering in 1996. Ernst & Young LLP has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
     Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required For Approval
     A quorum being present, an affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

MATTERS CONCERNING OUR INDEPENDENT AUDITORS
     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Ernst & Young during those periods.

	2006	2005
Audit fees	$441,500	$330,000
Audit-related fees	25,500	—
Tax fees	20,500	17,500

Total	$487,500	$347,500

Services rendered by Ernst & Young in connection with fees presented above were as follows:
Audit Fees
     The Company incurred from Ernst & Young audit fees of $325,000 in fiscal 2006 and $305,000 in fiscal 2005, covering professional services rendered for (1) the audit of the Company’s annual financial statements and the auditor’s review of the internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and 2005 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2006 and 2005.
     The Company incurred from Ernst & Young audit fees of $97,500 in fiscal 2006 and $25,000 in fiscal 2005 for fees related to SEC filings, including comfort letters and issuances of consents.
     The Company incurred from Ernst & Young audit fees of $19,000 in fiscal 2006 and $0 in fiscal 2005 for fees related to accounting consultations on matters addressed during the audit or interim reviews.
Audit-Related Fees
     The Company incurred from Ernst & Young audit-related fees of $25,500 in fiscal 2006. Those fees related to accounting consultations in connection with the acquisition of Miikana Therapeutics. The Company did not incur any audit-related fees in fiscal 2005.
Tax Fees
     The Company incurred from Ernst & Young tax fees of $20,500 in fiscal 2006 and $17,500 in fiscal 2005 for tax compliance services, including preparation of tax returns.
All Other Fees
     The Company did not incur any other fees from Ernst & Young in fiscal 2006 or in fiscal 2005.
     The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom is independent under NASDAQ listing standards, as applicable and as may be modified or supplemented.
     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.entremed.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.
     The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2006.
     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.
     The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of non-audit services with the auditor’s independence.
     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.
By the Audit Committee:
Dwight L. Bush, Chairman
Mark C.M. Randall
Peter S. Knight

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its Committee charter for determining the compensation of our executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer, James S. Burns, and our Chief Financial Officer, Dane R. Saglio. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in EntreMed’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, and this proxy statement.
Compensation Committee
Mark C.M. Randall, Chairman
Ronald Cape
Peter S. Knight

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program
     The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee is comprised entirely of independent directors consisting of Mark C. M. Randall, Peter S. Knight and Ronald Cape.
     It is the Committee’s responsibility to:
•	Make recommendations and report to the Board of Directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.
Compensation Philosophy and Objectives
     The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, which aligns executives’ interests with those of the stockholders with the ultimate objective of improving stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, which may include:
•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

Recognizing and providing incentive for individual initiative and achievement.

Elements of 2006 Executive Compensation
     The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:
•	base salary;

•	bonus; and

•	long-term equity incentive compensation
     Base Salary
     For each of the named executive officers, a minimum base salary is established by the terms of an employment contract. In accordance with the Company’s customary practices, those base salaries are reviewed annually and subject to adjustment by the Committee. Although the Committee has the final authority to set base salaries, the Committee generally solicits and considers the recommendations of the Chief Executive Officer.
     In connection with establishing 2006 base salaries, the Chief Executive Officer and the Company’s Human Resources Department gathered and reviewed compensation survey data from Presidio Pay Advisors, Inc., the BioWorld Executive Compensation Report and the Radford Biotechnology Survey. Human Resources used the data to help assess whether the Company’s base salaries generally fell within the same range as the companies examined. Base salaries during 2006 were not targeted at any specific level within the group of companies considered. Instead, the Chief Executive Officer reviewed the data and presented the Committee with recommendations for adjustments to base salary based on his assessment of the executive’s performance and the Company’s needs. This assessment was based on the duties and responsibilities that we expect each executive to discharge during the current year, the executive’s performance during the previous year, and the executive’s total compensation opportunity. The Chief Executive Officer’s presentation to the Committee also included a proposed adjustment to his base salary that the Committee considered as part of its evaluation of performance.

     On December 23, 2005, the Committee approved increases in base salary ranging from 5.5% to 8.3% after reviewing the recommendations of the Chief Executive Officer. Those adjustments are set forth below:

Name	2005		2006
James S. Burns, President and Chief Executive Officer	$372,000		$400,000

Dane R. Saglio, Chief Financial Officer	$220,000		$232,000

Carolyn F. Sidor, M.D., Vice President and Chief Medical Officer	$240,000		$260,000

Marc G. Corrado Vice President, Corporate Development	$204,000	(1)	$220,000

Cynthia Wong Hu Vice President, General Counsel & Secretary	—		$216,000	(2)

(1)	Reflects base salary on an annualized basis. Mr. Corrado’s date of hire was March 1, 2005. Actual salary received for the period March 1, 2005 through December 31, 2005 was $161,000.

(2)	Reflects base salary on an annualized basis. Ms. Hu’s date of hire was June 1, 2006. Actual salary received for the period June 1, 2006 through December 31, 2006 was $117,000.
          Bonuses
          Cash incentives for our executive officers are based upon achieving Company objectives and individual performance goals, including the qualitative aspects of strategic decisions, the execution of Company initiatives, and successfully meeting significant challenges that face the Company and the biotechnology industry in general. This focus on the quality of management’s decisions takes into account the ability of an executive manager to adapt to unique situations and changing conditions while balancing short-term strategies with long-term objectives. The Compensation Committee believes that this approach will properly reward key executive officers for their leadership in a changing business environment and in making strategic adjustments to our business plans that are in the best interests of the Company, its stockholders and its employees.

          Employment contracts with the named executive officers include specified minimum bonus opportunities expressed as a percentage of base salary as follows:

James S. Burns, President and Chief Executive Officer	40%

Dane R. Saglio, Chief Financial Officer	25	%(1)

Carolyn F. Sidor, M.D., Vice President and Chief Medical Officer	25%

Marc G. Corrado Vice President, Corporate Development	25%

Cynthia Wong Hu Vice President, General Counsel & Secretary	25%

(1)	No specific percentage is expressed in Mr. Saglio’s employment contract, but, consistent with the bonus targets available to other named executive officers, the Company recognizes an implied 25% bonus target.
          The payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products, our people, and our program objectives, and the Compensation Committee’s subjective assessment of individual performance during the year. The Company takes a team-based approach to the achievement of Company objectives and milestones. The Company’s principal milestones and objectives for 2006 were met, including various clinical initiation milestones, preclinical research milestones and the successful integration of Miikana. The Committee also solicits and gives consideration to the views of the Chief Executive Officer with respect to the individual performance of the named executive officers. In addition, in November 2006, the Compensation Committee retained an independent compensation consultant to conduct a review of the Company’s total compensation program for executive officers, including a review and analysis of proposed 2006 bonuses and long-term equity incentive compensation.
          For the year ended December 31, 2006, the Compensation Committee recommended the payment of bonuses as set forth in the Summary Compensation Table on page 36. As described below, the Compensation Committee considered peer company data provided by an independent consultant and its subjective assessment of such performance-related factors as it deemed appropriate. The bonus payments received by Mr. Burns and Dr. Sidor exceeded the minimum bonus target specified in their individual employment contracts based on their respective individual performance and contributions. In the case of Mr. Corrado and Ms. Hu, their bonus payments equaled the minimum bonus target specified in their individual employment contracts. Mr. Saglio, whose employment contract does not provide for a target bonus percentage, received a 25% bonus which equaled the bonus percentage received by Mr. Corrado and Ms. Hu.

     Long-Term Equity Incentive Compensation
     Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the Company’s compensation peer group. The Compensation Committee also considers recommendations from our President and Chief Executive Officer regarding option grants for members of senior management. In addition, the compensation consultant’s review of the Company’s total compensation program for executive officers included a review and analysis of proposed 2006 long-term equity incentive compensation and determined that the proposed stock option grants generally fell within the same range as the Company’s compensation peer group for executive officers at the 25th to 50th percentile of compensation paid to similarly situated executives of such group. The Compensation Committee does not, however, target a specific level or have a formula for stock option grants.
     Although stock options serve as the primary form of stock-based compensation, the Committee may make other types of awards from time to time. In March 2005, for example, the Committee approved possible future awards of up to 150,000 shares of restricted stock to Mr. Burns. The awards of restricted stock only will be made upon the attainment of stock price-based performance milestones. In addition, upon receipt, the awards will be subject to additional vesting requirements. As of December 31, 2006, no shares of restricted stock had been awarded under this agreement.
     For the year ended December 31, 2006, the Compensation Committee granted stock options as set forth in the Summary Compensation Table on page 36. As described below, the Compensation Committee considered peer company data provided by an independent consultant and its subjective assessment of such performance-related factors as it deemed appropriate.
Setting Executive Compensation for 2007
     In November 2006, the Compensation Committee retained an independent compensation consultant to conduct a review of the Company’s total compensation program for the Chief Executive Officer, as well as for other key executives and for the Board of Directors. The compensation consultant’s review and analysis included executive compensation for 2007 and bonus and long-term equity incentive compensation for 2006. The consultant reports directly to the Compensation Committee.
     At the Committee’s request, the consultant provided the Committee with comparative data from the Company’s compensation peer group and alternatives to consider when making compensation decisions for the Chief Executive Officer and on the recommendations being made by the Company’s Chief Executive Officer for other executives. The market data consisted of information regarding compensation practices from a peer group of publicly-traded biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The market data initially included over 100 companies selected based on standard industry codes and market capitalization. The consultant then worked with management to narrow the list to approximately 40 companies focusing on business models, therapeutic space and geographic location and against which the Company believes that it competes for executive talent. The compensation peer group will be periodically reviewed by the Compensation Committee and updated.

          Based on the compensation peer group, the compensation consultant compiled data from the Equilar database, 2006 Radford Biotechnology (50-149 employees) survey, 2006 Radford Biotechnology smallest companies survey, and Radford 2006 Options as a Percent of Outstanding Shares: Public Companies Only survey. Within the compensation peer group, the Company generally sets compensation for executive officers at the 25th to 50th percentile of compensation paid to similarly situated executives of such companies group. No variations to this objective were made in setting 2006 and 2007 executive salaries, but may be made in the future if dictated by market factors or the experience level of any new executive.
Compensation Actions in 2007
          Salary Increases for Fiscal Year 2007
          On December 18, 2006, the Committee approved increases in base salary ranging from 3.4% to 7.7% after reviewing the data of peer companies provided by the independent compensation consultant and the recommendations of the Chief Executive Officer. Those adjustments are set forth below:

Name	2006		2007
James S. Burns, President and Chief Executive Officer	$400,000		$414,000

Dane R. Saglio, Chief Financial Officer	$232,000		$240,000

Carolyn F. Sidor, M.D., Vice President and Chief Medical Officer	$260,000		$280,000

Marc G. Corrado Vice President, Corporate Development	$220,000		$228,000

Cynthia Wong Hu Vice President, General Counsel & Secretary	$216,000	(1)	$230,000

(1)	Reflects base salary on an annualized basis. Ms. Hu’s date of hire was June 1, 2006. Actual salary received for the period June 1, 2006 to December 31, 2006 was $117,000.
          Change-In-Control Severance Agreements in 2007
          On April 16, 2007, the Company entered into Change-in-Control Severance Agreements with each of the named executive officers. These agreements provide for certain benefits upon an involuntary termination of employment, other than for cause, and resignation for good reason, after a “Triggering Event.” A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company’s assets. The benefits to be received by the executive officer whose employment is terminated after a Triggering Event occurs include: receipt of a lump sum severance payment equal to the executive’s then current annual salary (eighteen months salary in the case of the Chief Executive Officer) and the average of the two prior year’s bonuses; pro rata current year bonus; continuation of life, health and disability benefits for one year (eighteen months in the case of the Chief Executive Officer) after the termination of employment.

          If a Triggering Event and termination of employment had hypothetically occurred as of December 31, 2006, we estimate that the value of the benefits under the Change-In-Control Severance Agreements would have been as follows:

		Bonus
	Base Salary	Severance		Accelerated
	Severance	Payment	Continuation of	Vesting of
	Payment	Estimate	Insurance Benefit	Stock Options
Name and Principal Position	(1)($)	(2)($)	(3)($)	(4)($)
James S. Burns, President and Chief Executive Officer	$600,000	$300,000	$16,340	$218,707

Dane R. Saglio, Chief Financial Officer	$232,000	$110,500	$14,974	$81,329

Carolyn F. Sidor, M.D., Vice President and Chief Medical Officer	$260,000	$157,000	$5,446	$107,167

Marc G. Corrado, Vice President, Corporate Development	$220,000	$95,375	$5,385	$96,393

Cynthia Wong Hu, Vice President, General Counsel & Secretary	$216,000	$30,000	$7,578	$112,220

(1)	Payment is based on each executive officer’s 2006 base salary for 12 months (or 18 months in the case of the President & Chief Executive Officer).

(2)	The Change-in-Control Severance Agreements provide for a payment based on the average of the two prior year’s bonuses, plus an estimate of the pro rata current year bonus. For purposes of this column, we used the average of the bonuses received by the executive for year 2005 and 2004, plus the actual bonus received by the executive for 2006. In the case of Mr. Corrado, whose employment commenced in February 2005, we used the bonus amounts he received for 2005 and 2006 only. In the case of Ms. Hu, whose employment commenced in June 2006, we used the bonus amount she received for 2006 only. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

Accounting and Tax Considerations
     Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.

SUMMARY COMPENSATION TABLE
          The following summary compensation table includes information concerning compensation for each of our named executive officers during fiscal year ended December 31, 2006.

							Change
							in
							Pension
							Value
							and
							Nonqua-
						Non-Equity	lified
						Incen-	Deferred
						tive Plan	Compen-	All Other
				Stock	Option	Compensa-	sation	Compen-
		Salary	Bonus	Awards	Awards	tion	Earnings	sation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)	($)(3)	($)
James S. Burns, President and Chief Executive Officer	2006	$400,000	—		$283,292 (4)	$180,000	—	—	$863,292

Dane R. Saglio, Chief Financial Officer	2006	$232,000	—	—	$87,894	$58,000	—	$6,600	$384,494

Carolyn F. Sidor, M.D., Vice President and Chief Medical Officer	2006	$260,000	—	—	$108,838	$100,000	—	$6,300	$475,138

Marc G. Corrado Vice President, Corporate Development	2006	$220,000	—	—	$103,226	$55,000	—	$5,554	$383,780

Cynthia Wong Hu Vice President, General Counsel & Secretary	2006	$126,000 (5)	—	—	$63,979 (5)	$30,000 (5)	—	—	$219,979

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	Amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, which is further described above.

(3)	The amounts in this column represent 401(k) matching contributions by the Company in fiscal 2006.

(4)	In March 2005, the Compensation Committee awarded options to purchase 200,000 shares of the Company’s common stock to James S. Burns, subject to approval by stockholders of certain amendments to the 2001 Long-Term Incentive Plan. At the June 15, 2006 annual stockholders meeting, the stockholders approved such amendments. The terms of the options provide for vesting in four equal installments commencing on the date of grant. The options have a term of ten years.

(5)	The salary, bonus and option award earned by Cynthia Wong Hu for fiscal 2006 is prorated from June 1, 2006, date of hire.

GRANTS OF PLAN-BASED AWARDS
          The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2006 to each of the named executive officers listed in the Summary Compensation Table.

									All Other
									Option		Grant
									Awards:		Date
									Number	Exer-	Fair
		Estimated Future Payouts			Estimated Future			All Other	of	cise or	Value of
		Under Non-Equity			Payouts Under Equity			Stock Awards:	Securities	Base	Stock
		Incentive Plan Awards			Incentive Plan Awards			Number of	Under-	Price of	and
		Thres-		Maxi-	Thres-		Maxi-	Shares of	lying	Option	Option
Name and Principal	Grant	hold	Target	mum	hold	Target	mum	Stock or Units	Options	Awards	Awards
Position	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/share)	($)(1)
James S. Burns,	06/15/2006	—	—	—	—	—	—	—	200,000	$1.56	$242,000
President and Chief Executive Officer

Dane R. Saglio,	12/18/2006	—	—	—	—	—	—	—	50,000	$1.56	$60,000
Chief Financial Officer

Carolyn F. Sidor, M.D.,	12/18/2006	—	—	—	—	—	—	—	70,000	$1.56	$84,000
Vice President and Chief Medical Officer

Marc G. Corrado,	12/18/2006	—	—	—	—	—	—	—	50,000	$1.56	$60,000
Vice President, Corporate Development

Cynthia Wong Hu,	06/01/2006	—	—	—	—	—	—	—	100,000	$1.76	$137,000
Vice President, General Counsel & Secretary	12/18/2006	—	—	—	—	—	—	—	30,000	$1.56	$36,000

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          The Compensation Committee granted stock options to the executive officers (other than the President & Chief Executive Officer) at a previously scheduled meeting, which was held on December 18, 2006, the same date on which it granted stock awards to our other employees. The Compensation Committee granted stock options to the President & Chief Executive Officer on January 16, 2007. In keeping with our general policy and practice, the exercise price of the stock options that were awarded was $1.56 per share for all executive officers (other than the President & Chief Executive Officer) and $1.70 per share for the President & Executive Officer, reflecting the closing price of our common stock as reported on NASDAQ on each of such grant dates. The terms of the options provide for vesting in four equal installments commencing on the date of grant. The options have a term of ten years.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006
          The following table includes certain information which respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2006.

	Option Awards						Stock Awards
								Equity
			Equity					Incentive	Equity
			Incentive					Plan	Incentive
			Plan					Awards:	Plan
	Number	Number	Awards:					Number	Awards:
	of	of	Number					of	Market or
	Securities	Securities	of Securi-					Unearned	Payout
	Under-	Under-	ties					Shares,	Value of
	lying	lying	Under-			Number	Market	Units or	Unearned
	Unexer-	Unexer-	lying			of Shares	Value of	Other	Shares,
	cised	cised	Unexer-	Option		or Units	Shares or	Rights	Units or
	Options	Options	cised	Exer-	Option	of Stock	Units of	that Have	Other
	Exercis-	Unexer-	Unearned	cise	Expir-	that Have	Stock that	Not	Rights
Name and Principal	able	cisable	Options	Price	ation	Not	Have Not	Vested	That have
Position	(#)(1)	(#)(1)	(#)	($)	Date(2)	Vested (#)	Vested ($)	(#)	Not Vested
James S. Burns,	375,000	125,000	—	$2.14	06/14/2014	—	—	—	—
President and Chief	75,000	25,000	—	$3.02	12/20/2014	—	—	—	—
Executive Officer	50,000	150,000	—	$1.56	06/15/2016	—	—	—	—

Dane R. Saglio,	10,000	—	—	$53.00	04/10/2010	—	—	—	—
Chief Financial Officer	1,500	—	—	$29.13	06/22/2010	—	—	—	—
	1,000	—	—	$17.56	01/02/2011	—	—	—	—
	8,800	—	—	$11.99	08/21/2001	—	—	—	—
	4,400	—	—	$8.97	10/01/2011	—	—	—	—
	10,000	—	—	$7.50	04/17/2012	—	—	—	—
	25,000	—	—	$1.09	09/25/2012	—	—	—	—
	75,000	—	—	$2.25	05/02/2013	—	—	—	—
	37,500	12,500	—	$2.68	05/06/2014	—	—	—	—
	18,750	6,250	—	$3.02	12/20/2014	—	—	—	—
	20,000	20,000	—	$1.94	12/23/2015	—	—	—	—
	12,500	37,500	—	$1.56	12/18/2016	—	—	—	—

Carolyn F. Sidor, M.D.,	57,500	—	—	$8.97	10/01/2011	—	—	—	—
Vice President and	30,000	—	—	$1.09	09/25/2012	—	—	—	—
Chief Medical Officer	18,483	—	—	$1.28	04/03/2013	—	—	—	—
	25,000	—	—	$3.42	12/10/2013	—	—	—	—
	18,750	6,250	—	$1.44	09/01/2014	—	—	—	—
	37,500	12,500	—	$2.30	12/01/2014	—	—	—	—
	18,750	6,250	—	$3.02	12/20/2014	—	—	—	—
	20,000	20,000	—	$1.94	12/23/2015	—	—	—	—
	17,500	52,500	—	$1.56	12/18/2016	—	—	—	—

Marc G. Corrado,	50,000	50,000	—	$3.70	02/16/2015	—	—	—	—
Vice President, Corporate	15,000	15,000	—	$1.94	12/23/2015	—	—	—	—
Development	12,500	50,000	—	$1.56	12/18/2016	—	—	—	—

Cynthia Wong Hu,	25,000	75,000		$1.76	06/01/2016	—	—	—	—
Vice President, General	7,500	22,500	—	$1.56	12/18/2016	—	—	—	—
Counsel & Secretary

(1)	All options become exercisable in four equal installments beginning on the date of grant.

(2)	The term of each option is ten years.

Option Exercises and Stock Vested For 2006
     During fiscal 2006, there were no exercises of stock options by the named executive officers and no vesting of stock held by a named executive officer occurred.
Nonqualified Deferred Compensation
     The Company does not provide any nonqualified defined contribution or other deferred compensation plans.
Perquisites and Post-Employment Compensation
     We limit the perquisites that we make available to our executive officers. Our executives are entitled to few benefits that are not otherwise available to all of our employees. The Company does not provide pension arrangements or post-retirement coverage for our executives or employees.
     Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participate a matching contribution equal to 50% of the first 6% of the participant’s compensation contributed to the plan, subject to the maximum deferral contribution limit defined by the Internal Revenue Service annually. Other than James S. Burns and Cynthia Wong Hu, all our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions. Our health and insurance plans are the same for all employees.
Employment Contracts and Termination of Employment
     James S. Burns, President and Chief Executive Officer
     On June 15, 2004, the Company entered into an employment agreement with James S. Burns, its President and Chief Executive Officer. The term of the employment agreement is for three years, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $360,000, with incentive compensation at a minimum of 40% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Mr. Burns stock options covering 500,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
     Under the agreement, if the Company terminates Mr. Burns “without cause” or fails to extend the employment agreement, Mr. Burns will be entitled to receive a severance benefit equal to 12 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. In addition, if Mr. Burns is terminated without cause, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Burns also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” or non-extension of the term of the agreement will be deemed a termination without cause. In addition, if Mr. Burns’ employment is terminated upon disability or death, Mr. Burns or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.
     On April 16, 2007, the Company and Mr. Burns amended the employment agreement in order to clarify the definition of “good reason.” Prior to the amendment, “good reason” was defined to include the occurrence of a change-in-control event. The amendment modified the definition to delete the requirement of a change-in-control event. As amended, in the event Mr. Burns resigns for “good reason,” his right to receive severance payment under his employment agreement will not require the occurrence of a change-in-control event. Under the amendment, Mr. Burns is required to give thirty days written notice in the event of a resignation for good reason. The definition of “good reason” was further amended to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers and was further amended to require the executive.

          The employment agreement imposes confidentiality obligations and a 12-month non-compete on Mr. Burns following termination of employment.
          If a termination of employment without cause had occurred as of December 31, 2006, we estimate that the value of the benefits under Mr. Burns’ employment agreement and stock option grant agreement would have been as follows:

	Base	Bonus
	Salary Severance	Severance Payment	Continuation	Accelerated Vesting of
	Payment	Estimate	of Insurance Benefit	Stock Options
Name and Principal Position	(1)($)	(2)($)	(3)($)	(4)($)
James S. Burns,	$400,000	$180,000	$10,893	$218,707
President and Chief Executive Officer

(1)	Payment is based on 2006 annual base salary. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Mr. Burns would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Mr. Burns for 2006. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          On April 16, 2007, the Company entered into a change-in-control agreement with Mr. Burns. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

          Dane Saglio, Chief Financial Officer
          On July 1, 2004, the Company entered into an employment agreement with Dane Saglio, its Chief Financial Officer. The term of the employment agreement is for one year, and the agreement may be renewed for successive one-year periods upon mutual agreement by both parties. On May 20, 2005, June 21, 2006, and April 16, 2007, the Company entered into one-year extensions of its employment agreement with Mr. Saglio, our Chief Financial Officer. The April 16, 2007 one-year extension is for the period beginning July 1, 2007 through June 30, 2008. The amendment also modified the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers. There were no other changes to the terms of Mr. Saglio’s employment agreement. Mr. Saglio’s agreement provides for an annualized minimum base salary of $200,000. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Although the agreement does not provide for a specific target bonus percentage, Mr. Saglio is entitled to incentive compensation as determined by the Company’s Board of Directors or a committee thereof.
          If the Company terminates Mr. Saglio “without cause,” Mr. Saglio will receive a severance benefit equal to 12 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. In addition, if Mr. Saglio is terminated without cause, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Saglio also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” is deemed a termination without cause if it had occurred during the initial term of the agreement, which initial term has expired. In addition, if Mr. Saglio’s employment is terminated upon disability or death, Mr. Saglio or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year. Non-extension of the initial or any successor term of the agreement is not deemed a termination without cause.
          The employment agreement imposes confidentiality obligations and a 12-month non-compete on Mr. Saglio following termination of employment.
          If a termination of employment without cause had occurred as of December 31, 2006, we estimate that the value of the benefits under Mr. Saglio’s employment agreement and stock option grant agreement would have been as follows:

		Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of Stock
	Payment	Estimate	Benefit	Options
	(1)	(2)	(3)	(4)
Name and Principal Position	($)	($)	($)	($)
Dane Saglio,	$232,000	$58,000	$14,974	$81,329
Chief Financial Officer

(1)	Payment is based on 2006 annual base salary. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Mr. Saglio would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Mr. Saglio for 2006. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          On April 16, 2007, the Company entered into a change-in-control agreement with Mr. Saglio. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.
          Carolyn F. Sidor, Vice President and Chief Medical Officer
          On December 1, 2004, the Company entered into an employment agreement with Dr. Carolyn F. Sidor, its Vice President and Chief Medical Officer. The term of the employment agreement is for one year, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $240,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Dr. Sidor stock options covering 50,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
          After the first year of the term of the agreement, if the Company terminates Dr. Sidor “without cause” or fails to extend the employment agreement, Dr. Sidor will be entitled to a severance benefit equal to six months of base salary payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year and continued insurance coverage for up to six months. Dr. Sidor also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Dr. Sidor’s employment is terminated upon disability or death, Dr. Sidor or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Dr. Sidor to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.
          The employment agreement imposes confidentiality obligations and a 12-month non-compete on Dr. Sidor following termination of employment.
          If a termination of employment without cause or resignation with good reason had occurred as of December 31, 2006, we estimate that the value of the benefits under Dr. Sidor’s employment agreement and stock option grant agreement would have been as follows:

		Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of
	Payment	Estimate	Benefit	Stock Options
	(1)	(2)	(3)	(4)
Name and Principal Position	($)	($)	($)	($)
Carolyn F. Sidor, MD	$130,000	$100,000	$5,446	$107,167
Vice President and Chief Medical Officer

(1)	Payment is based on 2006 base salary for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Dr. Sidor would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Dr. Sidor for 2006. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          On April 16, 2007, the Company entered into a change-in-control agreement with Dr. Sidor. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.
          Marc G. Corrado, Vice President, Corporate Development
          On May 20, 2005, the Company entered into an employment agreement with Marc G. Corrado, its Vice President, Corporate Development. The term of the employment agreement commenced on March 1, 2005 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $204,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Mr. Corrado stock options covering 100,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
          If the Company terminates Mr. Corrado “without cause,” Mr. Corrado will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to six months. Mr. Corrado also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of his agreement will be deemed a termination without cause. In addition, if Mr. Corrado’s employment is terminated upon disability or death, Mr. Corrado or his estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Mr. Corrado to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

          The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Mr. Corrado following termination of employment.
          If a termination of employment without cause or resignation for good reason had occurred as of December 31, 2006, we estimate that the value of the benefits under Mr. Corrado’s employment agreement and stock option grant agreement would have been as follows:

		Bonus
	Base	Severance	Continuation	Accelerated
	Salary Severance	Payment	of Insurance	Vesting of Stock
	Payment	Estimate	Benefit	Options
	(1)	(2)	(3)	(4)
Name and Principal Position	($)	($)	($)	($)
Marc G. Corrado,	$110,000	$55,000	$5,385	$96,393
Vice President, Corporate Development

(1)	Payment is based on fiscal 2006 salary. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Mr. Corrado would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Mr. Corrado for 2006. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          On April 16, 2007, the Company entered into a change-in-control agreement with Mr. Corrado. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

          Cynthia Wong Hu, Vice President, General Counsel & Secretary
          On June 1, 2006, the Company entered into an employment agreement with Cynthia Wong Hu, its Vice President, General Counsel & Secretary. The term of the employment agreement commenced on June 1, 2006 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.
          The agreement provides for an annualized minimum base salary of $216,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Ms. Hu stock options covering 100,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
          If the Company terminates Ms. Hu “without cause,” Ms. Hu will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months. Ms. Hu also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Hu’s employment is terminated upon disability or death, Ms. Hu or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Ms. Hu to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.
          The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Hu following termination of employment.
          If a termination of employment without cause or resignation for good reason had occurred as of December 31, 2006, we estimate that the value of the benefits under Ms. Hu’s employment agreement and stock option grant agreement would have been as follows:

	Base	Bonus	Continuation	Accelerated
	Salary Severance	Severance Payment	of Insurance	Vesting of Stock
	Payment	Estimate	Benefit	Options
	(1)	(2)	(3)	(4)
Name and Principal Position	($)	($)	($)	($)
Cynthia Wong Hu,	$108,000	$30,000	$7,578	$112,220
Vice President, General Counsel & Secretary

(1)	Payment is based on the executive’s base salary for 2006. Severance is payable over the severance period at the Company’s normal pay periods.

(2)	The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Ms. Hu would have been entitled to for that year. For purposes of this column, we used the amount of the actual bonus received by Ms. Hu for 2006. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.

(3)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2006 and is valued at premiums in effect on December 31, 2006.

(4)	Accelerated vesting of stock options amounts were determined by measuring the fair value of unvested stock options as of December 31, 2006, utilizing the provisions of Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
          On April 16, 2007, the Company entered into a change-in-control agreement with Ms. Hu. See “Change-in-Control Severance Agreements in 2007” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.
          In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plans, unvested installments of options to purchase our shares may become immediately exercisable.

DIRECTOR COMPENSATION
     In setting director compensation, the Company considers the significant amount of time that Directors expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. We compensate our non-employee members of the board through a mixture of cash and equity-based compensation.
Stock Option Program
     Upon joining the Board of Directors, each new non-employee director is granted an option to purchase 50,000 shares of Common Stock. As of the date of each annual meeting of stockholders, each continuing non-employee director receives an annual grant of options to purchase 30,000 shares of Common Stock, and chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock. As approved by the Compensation Committee, commencing with the Annual Meeting, all stock options granted to directors will vest immediately. Previously, director stock options had vested over three years.
     On June 15, 2006, each non-employee director received a grant of 30,000 options at the fair market price of the Company’s Common Stock on the date of the grant, which was $1.56. Until an option is exercised, shares subject to options cannot be voted nor do they receive dividends or dividend equivalents. Options received by Directors vest over three years of service with 25% of the grant vesting on the grant date.
Restricted Stock Program
     Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock.
     On June 15, 2006, each non-employee Director received a grant of 16,025 shares of restricted stock based on the fair market price of the Company’s Common Stock on the date of the grant, which was $1.56.
Chairman Compensation for Board Service
     Pursuant to a Board Service Agreement dated February 5, 2003 between the Company and its Chairman, Michael M. Tarnow, Mr. Tarnow is paid $5,000 per month for his services as Chairman. He also received an option to purchase 250,000 shares of Common Stock, 25% of which were exercisable immediately and 25% of which become exercisable each year over the next three years. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings and receives annual option grants and annual restricted stock grants. See also “Certain Transactions.”
Cash Compensation Commencing in Fiscal 2007
     In fiscal year ending December 31, 2006, Board members did not receive cash compensation for their Board service. After review of director compensation information provided by the Compensation Committee’s independent consultant, and review of relevant market data, on February 5, 2007, the Board approved the payment of annual cash retainers and meeting fees beginning in fiscal year ending December 31, 2007. For the fiscal year ended December 31, 2007, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $15,000, payable quarterly. The Director who serves as chair of the Audit Committee will receive an additional $7,500 and each Director of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $5,000. Beginning with the Annual Meeting, non-employee directors will have the option to receive shares of restricted stock in lieu of their annual cash retainer payment. If elected, the shares of restricted stock will be issued under the 2001 Plan. In addition, each Director will receive a $1,500 meeting fee for each regularly schedule Board meeting and for committee meeting with a duration of thirty minutes or more.

Director Summary Compensation Table
          The table below summarizes the compensation paid by the Company to non-employee Directors during fiscal year ended December 31, 2006.

					Change
					in
					Pension
					Value
					and
				Non-	Nonquali
				Equity	fied
				Incentive	Deferred
	Fees Earned			Plan	Compen-	All Other
	or Paid in	Stock	Option	Compen-	sation	Compen-
Name (1)	Cash	Awards (2)	Awards (3)	sation	Earnings	sation	Total
	($)	($)	($)	($)	($)	($)	($)
Michael M. Tarnow	$60,000	$28,113	$67,144	—	—	—	$155,257
Ronald Cape	—	$28,113	$53,475	—	—	—	$81,588
Donald S. Brooks	—	$28,113	$54,488	—	—	—	$82,601
Dwight L. Bush	—	$28,113	$66,606	—	—	—	$94,719
Jennie C. Hunter-Cevera	—	$28,113	$54,488	—	—	—	$82,601
Peter S. Knight	—	$28,113	$63,568	—	—	—	$91,681
Mark C. M. Randall	—	$28,113	$63,568	—	—	—	$91,681

(1)	James S. Burns, the Company’s Chief Executive Officer and President is not included in this table as he is an employee of the Company and thus receive no compensation for his service as Director. The compensation received by Mr. Burns as employee of the company is shown in the Summary Compensation Table on page 36.

(2)	Represents the closing stock price of the Company’s Common Stock on NASDAQ to each non-employee Director on June 15, 2006 (6-1/2 months recognized) and on July 28, 2005 (7 months recognized). As of December 31, 2006, each of the non-employee Directors has the following aggregate number of restricted stock for all years of service as a Director: Michael M. Tarnow: 40,216; Ronald Cape: 40,216; Donald S. Brooks: 40,216; Dwight L. Bush: 40,216; Jennie Hunter-Cevera: 40,216; Peter S. Knight: 40,216; and Mark C. M. Randall: 40,216.

(3)	Reflects the dollar amount recognized for financial statements reporting purposes of the fiscal year ended 2006 in accordance with FAS 123R, and thus includes fair value amounts at date of grant from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. As of December 31, 2006, each Director has the following number of stock options outstanding: Michael M. Tarnow: 400,000; Ronald Cape: 140,000; Donald S. Brooks: 241,000; Dwight L. Bush: 150,000; Jennie Hunter-Cevera: 195,000; Peter S. Knight: 250,000; and Mark C. M. Randall: 258,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.
     Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2006.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During the period January 1, 2006 through April 30, 2006, James D. Johnson, Ph.D. was a Senior Vice President of the Company and also was a partner at Kilpatrick & Stockton LLP, which provided patent prosecution and certain other legal services to us. We paid approximately $685,500 to Kilpatrick Stockton for these services in 2006. This amount represents less than 5% of Kilpatrick, Stockton’s total revenues for 2006.
     We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Board reviews and approves or ratifies any related person transaction that is required to be disclosed. Pursuant to the Board’s unwritten policy, in the course of its review and approval or ratification of a disclosable related party transaction, the Board considers the nature of the related person’s interest in the transaction, the material terms of the transaction, and any other matters the committee deems appropriate.
     Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

GENERAL
     Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
     The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.
     The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2006 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS
     The Annual Meeting of stockholders for the fiscal year ending December 31, 2007 is expected to be held in June 2008 (the “Next Annual Meeting”). Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than January 2, 2008, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.
     Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the 2008 annual meeting of stockholders must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to the Company’s Secretary not later than the close of business on March 1, 2008 nor earlier than February 1, 2008. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors, Michael M. Tarnow Chairman of the Board
April 30, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
ENTREMED, INC.
June 14, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach and mail in the envelope provided. ê

20330300000000000000 3	061407

THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS OF ENTREMED, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors: Terms Expiring 2010				2.	Approval of an Amendment to the Company’s 2001 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Donald S. Brooks
		¡	Peter S. Knight			Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company.	☐	☐	☐
☐	WITHHOLD AUTHORITY	¡	Dwight L. Bush		3.
	FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)				4.	In their discretion upon such other business as may properly come before the meeting including any call for adjournment thereof.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the approval of an amendment to the 2001 Long-Term Incentive Plan, and for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENTREMED, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Michael M. Tarnow and Cynthia Wong Hu, Esq. and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the University System of Maryland, The Universities at Shady Grove Campus, 9630 Gudelsky Drive, Bldg II, Rockville, MD 20850-3481 on June 14, 2007 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.
(Continued and to be signed on the reverse side.)

14475